Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 (the “Registration Statement”) of SuRo Capital Corp. (now known as Neostellar Capital Corp.) (the “Company”) of our report dated March 11, 2026, with respect to the consolidated financial statements of the Company for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the incorporation by reference in the Registration Statement of our report dated March 11, 2026, relating to the Company’s senior securities table as of December 31, 2025 set forth under the heading “Senior Securities” in the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Financial Statements and Exhibits” and “Senior Securities” in the Registration Statement.

/s/ CBIZ CPAs P.C.

Boston, MA

July 30, 2026